ITRON, INC.                                                          Exhibit 11
COMPUTATION OF EARNINGS PER SHARE
(In thousands)

                                                                                           Year ended December 31,
                                                                              -------------------------------------
                                                                                   1995        1996           1997
                                                                              ----------   ---------   ------------
Weighted average number of common shares                                         13,095      13,297         14,118
outstanding
                                                                              ==========   =========   ============

Basic EPS                                                                         $0.85     ($0.11)          $0.07


                                                                                   1995        1996           1997
                                                                              ----------   ---------   ------------

Weighted average number of common shares                                         13,095      13,297         14,118
outstanding

Dilutive effect of outstanding common stock options and                             680           0            444
warrants at average market price
                                                                              ----------   ---------   ------------

Weighted average shares outstanding based on ending                              13,775      13,297         14,562
market price
                                                                              ==========   =========   ============

Diluted EPS based on average market price                                         $0.81     ($0.11)          $0.07